EXHIBIT 10.1

Via Electronic Mail

August 25, 2022

Dear SK Energy, LLC:

Pursuant to our discussion, commencing September 1, 2022, SK Energy, LLC agrees to extend the sublease of one (1) office from PEDEVCO Corp. at its headquarters located at 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, for a period of two (2) years, terminating August 31, 2024 (the “Term”), in exchange for payment by SK Energy, LLC of a non-refundable lump-sum payment of $24,000 to PEDEVCO Corp. on or before September 15, 2022. The parties agree and acknowledge that this payment shall be fully-earned by PEDEVCO Corp. and non-refundable upon receipt, and if, for any or no reason, PEDEVCO Corp. is no longer a tenant at the premises or desires to terminate SK Energy, LLC’s tenancy for any or no reason during the Term, that SK Energy, LLC shall have no recourse, right or claim to refund or reimbursement of any of the amount paid.

Thank you,

PEDEVCO CORP.

/s/ Clark R. Moore
Name: Clark R. Moore
Title: EVP and General Counsel

Agreed and Acknowledged:

SK Energy, LLC

/s/ Simon Kukes
Dr. Simon Kukes, CEO and Owner